Filed Pursuant to Rule 424(b)(5)
Registration No. 333-232052 and
 No. 333-251957

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 10, 2019)

137,000,000 Common Shares and
Warrants to Purchase Up to 137,000,000 Common Shares

Castor Maritime Inc.
We are offering 137,000,000 of our common shares, par value $0.001 per share, directly to a small number of institutional investors, or the Investors, pursuant to this prospectus supplement and the accompanying base prospectus. The offering price of the shares is $0.19 per share. We are also selling to the Investors warrants to purchase an aggregate of up to 137,000,000 of our common shares at an exercise price of $0.19 per share (the “Warrants”). The Warrants will be exercisable for a period of five years commencing on the date of issuance.
Our common shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol "CTRM". There is no established trading market for any of the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.
Investing in our common shares involves a high degree of risk and uncertainty. See "Risk Factors" beginning on page S-12 of this prospectus supplement, and page 4 of the accompanying base prospectus, and in our annual report on Form 20-F for the fiscal year ended on December 31, 2019, filed with the U.S. Securities and Exchange Commission on March 31, 2020, or our "Annual Report" which is incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.
We have retained Maxim Group LLC (whom we refer to herein as the Placement Agent) as our exclusive Placement Agent to use its reasonable best efforts to solicit offers to purchase our common shares in this offering. The Placement Agent is not selling any of our common shares pursuant to this prospectus supplement or the accompanying base prospectus. We expect that delivery of our common shares being offered pursuant to this prospectus supplement will be made to the Investors in the offering on or about January 12, 2021, subject to customary closing conditions.
	Per Share and Accompanying Warrant	Total
Public offering price	$0.1900	$26,030,000
Placement agent fees	$0.0133	$1,822,100
Proceeds to the Company before expenses	$0.1767	$24,207,900

None of the U.S. Securities and Exchange Commission, or the Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.
Maxim Group LLC
The date of this prospectus supplement is January 8, 2021.

TABLE OF CONTENTS
PROSPECTUS SUMMARY

BASE PROSPECTUS

ABOUT THIS PROSPECTUS	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	3
RISK FACTORS	4
SHARE HISTORY AND MARKETS	5
USE OF PROCEEDS	6
CAPITALIZATION	7
ENFORCEMENT OF CIVIL LIABILITIES	8
PLAN OF DISTRIBUTION	9
DESCRIPTION OF SHARE CAPITAL	11
DESCRIPTION OF DEBT SECURITIES	18
DESCRIPTION OF WARRANTS	24
DESCRIPTION OF PURCHASE CONTRACTS	25
DESCRIPTION OF RIGHTS	26
DESCRIPTION OF UNITS	27
EXPENSES	28
LEGAL MATTERS	28
EXPERTS	28
WHERE YOU CAN FIND ADDITIONAL INFORMATION	28

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Commission, utilizing a "shelf" registration process.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering described herein and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus.
The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, our common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading "Where You Can Find Additional Information" before investing in our common shares.
We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Placement Agent has not, authorized anyone to provide you with information that is different. We and the Placement Agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or the date of any sale of our common shares.
Unless otherwise indicated, all references to "dollars" and "$" in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus supplement may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are statements other than statements of historical facts.
Castor Maritime Inc. desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. This prospectus supplement and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. When used in this prospectus supplement, statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "anticipate," "believe," "expect," "intend," "estimate," "forecast," "project," "plan," "potential," "continue," "possible," "likely," "may," "should," and similar expressions identify forward-looking statements.
The forward-looking statements in this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
In addition to these assumptions and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:
•	dry bulk market trends, including fluctuations in charter rates, factors affecting supply and demand, and opportunities for the profitable operations of dry bulk carriers;
•	our future financial condition or results of operations and our future revenues and expenses;
•
the impact of public health threats and outbreaks of highly communicable diseases, including the length and severity of the recent worldwide novel coronavirus and related disease pandemic (which we refer to herein as COVID-19);

•	our continued borrowing availability under our debt agreements and compliance with the covenants contained therein;
•	our ability to procure or have access to financing, our liquidity and the adequacy of cash flows for our operations;

•	our continued ability to enter into time or voyage charters with existing and new customers, and to re-charter our vessels upon the expiry of the existing charters;
•	changes in our operating expenses, including bunker prices, dry-docking and insurance costs;
•
our ability to fund future capital expenditures and investments in the acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including dry-docking, surveys, upgrades and insurance costs;
•	our expectations regarding the availability of vessel acquisitions and our ability to complete acquisition transactions planned;
•	our ability to realize the expected benefits from our vessel acquisitions;
•	vessel breakdowns and instances of off-hire;
•	potential conflicts of interest involving members of our Board of Directors (which we refer to herein as the Board) and our senior management;
•	potential liability from pending or future litigation;
•	potential exposure or loss from investment in derivative instruments (if any);
•	changes in supply and demand in the dry bulk shipping industry, including the market for our vessels and the number of newbuildings under construction;
•	the strength of world economies;
•	stability of Europe and the Euro;
•	fluctuations in interest rates and foreign exchange rates;
•	changes in seaborne and other transportation;
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	general domestic and international political conditions;
•	potential disruption of shipping routes due to accidents, political events, international hostilities and instability, piracy or acts by terrorists;
•	our business strategy and other plans and objectives for future operations;
•	future sales of our securities in the public market;
•	the impact of the discontinuance of LIBOR after 2021 on interest rates of our debt that reference LIBOR;
•	the impact of adverse weather and natural disasters; and

•
other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the U.S. Securities and Exchange Commission, or the Commission, including our most recent Annual Report, which is incorporated by reference into this prospectus.

You should not place undue reliance on forward-looking statements contained in this prospectus supplement because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus supplement are qualified in their entirety by the cautionary statements contained in this prospectus supplement.
Any forward-looking statements contained herein are made only as of the date of this prospectus supplement, and except to the extent required by applicable law or regulation we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Republic of the Marshall Islands corporation and our principal executive offices are located outside the United States. All of the directors, officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors, officers and our independent registered public accounting firm are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that courts of such jurisdictions would enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information that appears elsewhere in this prospectus or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information, including the financial statements that appear in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus supplement, including the risk factors, and the more detailed information that is included herein and in the documents incorporated by reference herein.
Unless the context otherwise requires, as used in this prospectus supplement, the terms "Company," "we," "us," and "our" refer to Castor Maritime Inc. and all of its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Our reporting currency is the U.S. dollar and all references in this prospectus supplement to "$" or "dollars" are to U.S. dollars.
Overview
We are Castor Maritime Inc., a growth-oriented global shipping company that was incorporated in the Republic of the Marshall Islands in September 2017 for the purpose of acquiring, owning, chartering and operating dry bulk vessels. Currently, we are a provider of worldwide seaborne transportation services for dry bulk cargo, including, among others, iron ore, coal and grain, collectively referred to as "major bulks," and steel products, fertilizers, cement, bauxite, sugar and scrap metal, collectively referred to as "minor bulks".
Our Business Strategy
We currently operate a fleet of six Panamax dry bulk vessels. We intend to continue to review the market in order to identify potential acquisition targets which will be accretive to our earnings per share. Our acquisition strategy has so far focused on secondhand Panamax dry bulk vessels, although we may acquire vessels in other sizes, age and/or sectors which we believe offer attractive investment opportunities. Our business strategy is centered on managing our fleet in accordance with world-class standards to produce strong cash flows and to further expand our fleet to build our position as a reliable provider of international seaborne transportation services.
Our Fleet
As of the date of this prospectus, we own a fleet which consists of six dry bulk carriers with an average age of 14.6 years and have a carrying capacity of 457,411 dead weight tons (dwt), which we refer to collectively as our "Fleet". Our commercial strategy primarily focuses on deploying our Fleet under a mix of period time charters and spot charters according to our assessment of market conditions, adjusting the mix of these charters to take advantage of the relatively stable cash flows and high utilization rates associated with period time charters or to profit from attractive spot charter rates during periods of strong charter market conditions.

The following table summarizes key information about our Fleet as of the date of this prospectus:
Vessel Name	Year Built	Capacity (dwt)	Delivered to Castor	Type of Charter	Estimated Earliest Charter Expiration	Estimated Latest Charter Expiration
Magic P	2004	76 ,453	February 2017	Period Time charter (1)	December 2020	March 2021
Magic Sun	2001	75,311	September 2019	Time charter trip (2)	January 2021	January 2021
Magic Moon	2005	76,602	October 2019	In Dry-dock	N/A	N/A
Magic Rainbow	2007	73,593	August 2020	Time Charter trip (3)	February 2021	February 2021
Magic Horizon	2010	76,619	October 2020	Period Time charter (4)	August 2021	December 2021
Magic Nova	2010	78,833	October 2020	Period Time charter (5)	April 2021	July 2021

(1)
On July 9, 2020, the Magic P commenced a period time charter agreement with Oldendorff Carriers GMBH & Co. KG Luebeck with duration of a minimum of five (5) months up to a maximum of eight (8) months and a gross daily hire rate of $9,000.

(2)
On December 31, 2020, the Magic Sun commenced employment under a time charter trip with China Coal Solution Chartering Private Limited at a gross daily charter rate of $8,000. This time charter trip has an approximate duration of 25 days.

(3)
On December 21, 2020, the Magic Rainbow commenced employment under a time charter trip with Oceanways Shipping Ltd. at a gross daily charter rate of $9,500. This charter trip has an approximate duration of 50-55 days.

(4)
On October 13, 2020, the Magic Horizon commenced employment under a period time charter with Louis Dreyfus Company Suisse S.A. at a gross daily charter rate of $11,000. This charter has a minimum term of ten (10) months that can extend latest up to 20 December 2021.

(5)
On October 17, 2020, the Magic Nova commenced employment under a period time charter with Glencore Agriculture B.V at a gross daily charter rate of $10,400. This charter has a minimum term of six (6) months up to a maximum term of nine (9) months (plus fifteen days).

Management of our Business
Our vessels are technically managed by Pavimar S.A. (“Pavimar”), a company controlled by Ismini Panagiotidis, the sister of our Chairman, Chief Executive Officer and Chief Financial Officer, Petros Panagiotidis. Under the technical management agreements with our ship-owning subsidiaries, Pavimar provides us with a wide range of shipping services such as crew management, technical management, operational employment management, insurance arrangements, provisioning, bunkering, accounting services and audit support in exchange for a fixed daily fee of $600.

Our vessels are co-managed by Castor Ships S.A. (“Castor Ships”), a company ultimately beneficially owned by our Chairman, Chief Executive Officer and Chief Financial Officer. Castor Ships manages our business overall and provides us with commercial, chartering andadministrative services, including, but not limited to, securing employment for our fleet, arranging and supervising the vessels’ commercial operations, handling all of the Company’s vessel sale and purchase transactions, undertaking related shipping project and management advisory and support services, as well as other associated services requested from time to time by us and our ship-owning subsidiaries. In exchange for these services, we and our subsidiaries pay Castor Ships (i) a flat quarterly management fee in the amount of $0.3 million for the management and administration of our business, (ii) a daily fee of $250 per vessel for the provision of commercial services, (iii) a commission rate of 1.25% on all charter agreements arranged by Castor Ships and (iv) a commission of 1% per transaction in connection with any sale or purchase of vessels for the Company.
Recent Developments
Announcement of Financial Results for the Third Quarter of 2020
On November 11, 2020, we announced our financial results for the three months ended September 30, 2020.
•	Revenues, net: $2.8 million for the three months ended September 30, 2020, as compared to $1.2 million for the three months ended September 30, 2019, or a 133% period to period increase;
•	Net (loss)/income: Net loss of $580,153 for the three months ended September 30, 2020, as compared to net income of $244,229 for the three months ended September 30, 2019;
•	Loss per share: $0.0047 loss per share for the three months ended September 30, 2020, as compared to a loss per share of $0.02 for the three months ended September 30, 2019;
•	EBITDA: $0.1 million for the three months ended September 30, 2020, as compared to $0.5 million for the three months ended September 30, 2019, or a 80% period to period decrease;
•
Average fleet time charter equivalent (“TCE”) of $8,081 per day for the three months ended September 30, 2020, as compared to $10,412 for the three months ended September 30, 2019, or a 22% period to period decrease;

•	Cash and restricted cash of $38.1 million as of September 30, 2020, as compared to $5.1 million as of December 31, 2019, or a 654% period to period increase.
We cannot assure you that our results for the three months ended September 30, 2020 will be indicative of our financial results for future interim periods or for the full year ended December 31, 2020.

Equity transactions
On June 23, 2020, we entered into an agreement with Maxim Group LLC ("Maxim"), acting as underwriter pursuant to which we offered units consisting of either common shares or prefunded warrants to purchase common shares and warrants to purchase common shares (the “Class A Warrants”). In connection with this offering, we received net proceeds amounting to $18.6 million.
On July 12, 2020, we entered into agreements with certain investors pursuant to which we offered 57,750,000 common shares in a registered offering. In a concurrent private placement, we also issued warrants to purchase up to 57,750,000 common shares (the “Private Placement Warrants”). In connection with this offering we received net proceeds of $15.6 million. Maxim acted as placement agent in the offering.
On December 30, 2020, we entered into agreements with certain investors pursuant to which we offered 94,750,000 common shares and warrants to purchase 94,750,000 common shares (the “Registered Warrants”) in a registered direct offering. In connection with this offering we received  net proceeds of approximately $16.4 million, net of estimated fees and expenses of approximately $1.6 million. Maxim acted as placement agent in the offering. Further, as of the date of this prospectus, we issued 1,500,000 common shares pursuant to the exercise of Registered Warrants  for which we received gross proceeds of approximately $0.3 million.
Vessel Acquisitions
On June 30, 2020, we announced the acquisition of the M/V Magic Rainbow, a 2007 Chinese-build Panamax dry bulk carrier for a purchase price of $7.85 million from an unaffiliated third-party seller. The M/V Magic Rainbow was delivered to us on August 8, 2020.
On July 29, 2020, we announced the acquisition of the M/V Magic Horizon, a 2010 Japan-built Panamax dry bulk carrier for a purchase price of $12.75 million from an unaffiliated third-party seller. The M/V Magic Horizon was delivered to us on October 9, 2020.
On October 1, 2020, we announced the acquisition of the M/V Magic Nova, a 2010 Japan-built Panamax dry bulk carrier for a purchase price of $13.86 million from an unaffiliated third-party seller. The M/V Magic Nova was delivered to us on October 15, 2020.
Nasdaq Listing Standards Compliance Update
On December 30, 2020, we announced that we received a notification letter from the Nasdaq Stock Market ("Nasdaq") granting us an additional 180-day extension, or until June 28, 2021, to regain compliance with Nasdaq’s minimum bid price requirement (the “Second Compliance Period”). We can cure this deficiency if the closing bid price of our common shares is $1.00 per share or higher for at least ten consecutive business days during the Second Compliance Period. We intend to regain compliance with the minimum bid price requirement within the Second Compliance Period considering all available options, including a reverse stock split. During this time, our common shares will continue to be listed and traded on the Nasdaq Capital Market.

Entry into Binding Commitment Letter
On December 30, 2020, we announced that we have entered into a binding commitment letter with a European financial institution through which we expect to obtain financing of approximately $15.0 million, secured by two of our dry bulk carriers. We expect the credit facility to have terms and conditions that are customary for financings of this size and type and to close within January 2021, subject to the negotiation and execution of definitive documentation.
Update on Shares Issued and Outstanding
As of January 8, 2021, we had outstanding 227,462,376 common shares, 480,000 Series A Preferred Shares and 12,000 Series B Preferred Shares. As of the same date, our Chairman, Chief Executive Officer and Chief Financial Officer beneficially owned approximately 0.49% of the issued and outstanding common equity interests in the Company and 100% of the issued and outstanding Series B Preferred Shares. Our Chairman, Chief Executive Officer and Chief Financial Officer does not own any Series A Preferred Shares. Each Series B Preferred Share has the voting power of 100,000 common shares and, by virtue of the voting power granted by the Series B Preferred Shares, our Chairman, Chief Executive Officer and Chief Financial Officer currently retains control over the Company.
Corporate Information
We were incorporated under the laws of the Republic of the Marshall Islands in September 2017. Our registered office in the Marshall Islands is located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. Our registered agent in the Republic of the Marshall Islands at such address is The Trust Company of the Marshall Islands, Inc. Our principal executive office is located at 223 Christodoulou Chatzipavlou Street, Hawaii Royal Gardens, 3036 Limassol, Cyprus. Our principal executive office telephone number is + 357 25 357 767. Our corporate website address is www.castormaritime.com. The information contained on our website does not constitute part of this prospectus. The SEC maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

THE OFFERING
Issuer	Castor Maritime Inc., a Marshall Islands corporation

Common shares outstanding as of January 8, 2021	227,462,376 common shares

Common Shares offered by us	137,000,000 common shares

Common shares outstanding immediately after the offering	364,462,376 common shares

Warrants offered by us
We are also offering Warrants to purchase up to 137,000,000 common shares. The exercise price of each Warrant is $0.19 per share. Each Warrant will be immediately exercisable for a 5-year period after the date of issuance. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of such Warrants. See “Description of Securities We Are Offering” for a discussion on the terms of the Warrants.

Use of proceeds
We intend to use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, working capital, to make vessel or other asset acquisitions or for other general corporate purposes, or a combination thereof. The Company is currently working towards a potential acquisition of two tanker vessels from an unrelated seller. As the transaction entails various subjects, there can be no assurances at this stage that this acquisition will become definitive. None of the proceeds from this offering will be used to repay related party debt. We expect that the net proceeds of this offering will be approximately $24.0 million net of the Placement Agent's fees and other estimated offering expenses. See "Use of Proceeds".

Risk factors
Investing in our common shares is highly speculative and involves a high degree of risk. See "Risk Factors" beginning on page S-12 of this prospectus supplement and page 3 of the accompanying prospectus and in our Annual Report, starting on page 3 thereof, which is incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.

Listing
Our common shares currently trade on the Nasdaq under the symbol "CTRM" and on the Norwegian OTC, or the NOTC, under the symbol "CASTOR". There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

RISK FACTORS
An investment in our common shares involves a high degree of risk and uncertainty. We have identified a number of risk factors which you should consider before investing in our common shares. You should consider carefully the risks set forth below, those risk factors set forth under the heading "Risk Factors" in our Annual Report incorporated by reference in this prospectus supplement, and in any other documents we have incorporated by reference in this prospectus supplement, as well as those under the heading "Risk Factors" in the accompanying prospectus before investing in our common shares. The occurrence of one or more of these risk factors could adversely affect our results of operations or financial condition.
We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
Investors may experience significant dilution as a result of this offering and future offerings.
We are selling 137,000,000 common shares in this offering, which represents approximately 60.2% of our issued and outstanding common shares immediately prior to this offering. Additionally, we are offering Warrants, which will entitle the Investors in this offering to purchase an additional 137,000,000 common shares upon the full exercise of those Warrants. Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may offer additional common shares or securities exercisable or convertible into common shares in the future, which may result in additional significant dilution.
We may issue additional common shares or other equity securities without shareholder approval, which would dilute our existing shareholders' ownership interests and may depress the market price of our common shares.
We may issue additional common shares or other equity securities of equal or senior rank in the future without shareholder approval in connection with, among other things, future vessel acquisitions, the repayment of outstanding indebtedness, and the conversion of convertible financial instruments.
Our issuance of additional common shares or other equity securities of equal or senior rank in these situations would have the following effects:
•	our existing shareholders' proportionate ownership interest in us would decrease;

•	the proportionate amount of cash available for dividends payable on our common shares could decrease;
•	the relative voting strength of each previously outstanding common share could be diminished; and
•	the market price of our common shares could decline.
In addition, we may be obligated to issue, upon exercise of the Warrants issued in this offering, 137,000,000 common shares at an exercise price of $0.19 per share.  These Warrants expire in January 2026.  We may also be obligated to issue, upon exercise of the remaining unexercised Registered Warrants issued in the January 5, 2021 offering, 93,250,000 common shares at an exercise price of $0.19 per share. The Registered Warrants expire in January 2026. Additionally, we may be obligated to issue 56,090,500 common shares upon the exercise of our Class A Warrants and 57,750,000 common shares upon the exercise of our Private Placement Warrants, all of which remain unexercised as of the date of this prospectus supplement.
Our issuance of additional common shares upon the exercise of such warrants would cause the proportionate ownership interest in us of our existing shareholders, to decrease; the relative voting strength of each previously outstanding common share held by our existing shareholders to decrease; and, depending on our share price when and if these warrants or notes are exercised, may result in dilution to our shareholders.
Future issuances or sales, or the potential for future issuances or sales, of our common shares and warrants may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.
We have issued a significant number of our common shares and warrants and we may do so in the future. Shares and warrants to be issued in future equity offerings could cause the market price of our common shares to decline, and could have an adverse effect on our earnings per share. In addition, future sales of our common shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.
The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our largest shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.
Our Articles of Incorporation authorizes our Board to, among other things, issue additional shares of common or preferred shares or securities convertible or exchangeable into equity securities, without shareholder approval. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred shares or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common shares in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of shares of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.

We issued 918,112, 127,894,264 and 96,250,000 common shares during 2019, 2020 and 2021, respectively, through various transactions. Shareholders may experience significant dilution as a result of our offerings.
We have already sold large quantities of our common shares pursuant to previous public and private offerings of our equity and equity-linked securities. We also have 480,000 Series A Preferred Shares outstanding and 12,000 Series B Preferred Shares outstanding. Additionally, we have outstanding warrants immediately prior to this offering that may obligate us to issue up to an additional 207,090,500 common shares, in aggregate, upon the exercise of these warrants in full.
Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, debt prepayments, future vessel acquisitions, redemptions of our Series A Preferred Shares, without shareholder approval, in a number of circumstances. Our existing shareholders may experience significant dilution if we issue shares in the future at prices below the price at which previous shareholders invested. Our issuance of additional shares of common shares or other equity securities of equal or senior rank would have the following effects:
•	our existing shareholders' proportionate ownership interest in us will decrease;
•	the amount of cash available for dividends payable on the shares of our common shares may decrease;
•	the relative voting strength of each previously outstanding common share may be diminished; and
•	the market price of the shares of our common shares may decline.
Major outbreaks of diseases (such as COVID-19) and governmental responses thereto could adversely affect our business.
As of March 2020, the outbreak of COVID-19 has been declared a pandemic by the World Health Organization. The COVID-19 pandemic, has negatively affected economic conditions, the supply chain, the labor market, the demand for shipping regionally as well as globally and may otherwise impact our operations and the operations of our customers and suppliers. Governments in affected countries have imposed travel bans, quarantines and other emergency public health measures. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses. These restrictions, and future prevention and mitigation measures, are likely to have an adverse impact on global economic conditions, which could materially and adversely affect our future operations. While some economies have begun re-opening in limited capacities, it is impossible to predict the course the virus will take, how governments would respond to a second or third wave of the virus, whether an effective vaccine can be distributed on a large scale basis, and how the behavior of our clients will change, if at all, due to the coronavirus pandemic’s economic shock.

The extent of COVID-19's impact on our financial and operational results, which could be material, will depend on the length of time that the pandemic continues and whether subsequent waves of the infection happen. Uncertainties regarding the economic impact of the COVID-19 pandemic are likely to result in sustained market turmoil, which could also negatively impact our business, financial condition and cash flows.
Governments have approved and are continuing to approve large stimulus packages to mitigate the effects of the sudden decline in economic activity caused by the pandemic; however, we cannot predict the extent to which these measures will be sufficient to restore or sustain the business and financial condition of companies in the shipping industry. These measures, though contemplated to be temporary in nature, may continue and increase as countries attempt to contain the outbreak or any reoccurrences thereof.
Effects of the current pandemic may include generally, among others:
•	deterioration of economic conditions and activity and of demand for shipping;
•
operational disruptions to us or our customers due to worker health risks and the effects of new regulations, directives or practices implemented in response to the pandemic (such as travel restrictions for individuals and vessels and quarantining and physical distancing);

•
potential delays in (a) the loading and discharging of cargo on or from our vessels, (b) vessel inspections and related certifications by class societies, customers or government agencies and (c) maintenance, modifications or repairs to, or drydocking of, our existing vessels due to worker health or other business disruptions;

•	reduced cash flow and financial condition, including potential liquidity constraints;
•	potential reduced access to capital as a result of any credit tightening generally or due to continued declines in global financial markets;
•	potential reduced ability to opportunistically sell any of our vessels on the second-hand market, either as a result of a lack of buyers or a general decline in the value of second-hand vessels;
•	potential decreases in the market values of our vessels and any related impairment charges or breaches relating to vessel-to-loan financial covenants;

•	potential disruptions, delays or cancellations in the construction of new vessels, which could reduce our future growth opportunities; and
•
potential non-performance by counterparties relying on force majeure clauses and potential deterioration in the financial condition and prospects of our customers, joint venture partners or other business partners.

While it is still too early to fully assess the overall impact that COVID-19 will have on our financial condition and operations and on the dry bulk industry in general and despite our belief that we have been able to re-charter our open-for-renewal vessels at improved rates compared to the prevailing market rates, we assess that the dry bulk charter rates have been reduced significantly as a result of COVID-19 and that the dry bulk industry in general and our Company specifically are likely to continue to be exposed to volatility in the near term. Indicatively, vessels in our Fleet which came up for charter renewal in the first, second and third quarters of 2020 were employed at comparably less favorable charter rates than those achieved during 2019 and those expected before the COVID-19 pandemic.

Further, containment measures and quarantine restrictions adopted by many countries worldwide have caused significant impact on our ability to embark and disembark crew members and on our seafarers themselves. As a result, since the outbreak of COVID-19 and as of the date of this report, we have encountered certain prolonged delays and surrounding complexities in embarking and disembarking crew onto our ships which further resulted in increased operational costs and decreased revenues by reason of off-hires associated with crew rotation and related logistical complications associated with supplying our vessels with spares or other supplies.
Given the dynamic and uncertain nature of socioeconomic and political circumstances arising from the COVID-19 pandemic, the duration of business disruption and the related financial impact cannot be reasonably estimated at this time, but could materially affect our business, results of operations and financial condition.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, working capital, to make vessel or other asset acquisitions or for other general corporate purposes, or a combination thereof. The Company is currently working towards a potential acquisition of two tanker vessels from an unrelated seller. As the transaction entails various subjects, there can be no assurances at this stage that this acquisition will become definitive. None of the proceeds from this offering will be used to repay related party debt. We expect that the net proceeds of this offering will be approximately $24.0 million net of the Placement Agent's fees and other estimated offering expenses.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2020:
•	on an actual basis;
•	on an as adjusted basis, to give effect to events that have occurred between October 1, 2020 and January 8, 2021:
•	scheduled principal repayments under our existing credit facilities of $0.6 million;
•
the issuance and sale of 94,750,000 common shares in the registered direct offering concluded on January 5, 2021, at a public offering price of $0.19 per share resulting in net proceeds of $16.4 million, net of estimated fees and expenses of approximately $1.6 million;

•
the issuance of 1,500,000 common shares as part of the exercise of an equivalent number of warrants issued pursuant to the abovementioned registered direct offering that  resulted in proceeds of approximately $0.3 million; and

•
on an as further adjusted basis to give effect to the issuance and sale of 137,000,000 common shares in this offering at a public offering price of $0.19 per share resulting in net proceeds of $24.0 million, net of estimated fees and expenses of approximately $2.1 million.

There have been no significant adjustments to our capitalization since September 30, 2020, other than the adjustments described above. The historical data in the table is derived from, and should be read in conjunction with, our historical financial statements included in this prospectus. You should also read this table in conjunction with the information included in our financial results for the nine months ended September 30, 2020 in our Report on Form 6-K, filed with the Commission on November 12, 2020, and is incorporated by reference herein.
(All figures in thousands of U.S. dollars, except for share amounts)	Actual (unaudited)	As Adjusted (unaudited)	As Further Adjusted (unaudited)
Debt:
Long-term debt (including current portion) – Unsecured	$5,000,000	$5,000,000	$5,000,000
Long-term debt (including current portion) – Secured	13,707,733	13,157,733	13,157,733
Total debt	$18,707,733	$18,157,733	$18,157,733

Shareholders' equity:
Common shares, $0.001 par value; 1,950,000,000 shares authorized; 131,212,376 shares issued and outstanding on an actual basis, 227,462,376 shares issued and outstanding on an as adjusted basis and 364,462,376 shares issued and outstanding on an as further adjusted basis	$131,212	$227,462	$364,462
Series B Preferred Shares; 12,000 shares issued and outstanding on an actual, as adjusted and as further adjusted basis	12	12	12
Series A Preferred Shares, $0.001 par value; 9.75% cumulative redeemable perpetual preferred shares (liquidation preference of $30 per share), 480,000 shares issued and outstanding on an actual, as adjusted and as further adjusted basis	480	480	480
Additional paid-in capital	53,468,645	70,094,707	93,925,607
Accumulated Deficit	(547,823)	(547,823)	(547,823)
Total Shareholders' Equity	$53,052,526	$69,774,838	$93,742,738

Total Capitalization	$71,760,259	$87,932,571	$111,900,471

DESCRIPTION OF SECURITIES WE ARE OFFERING
For the complete terms of our capital stock, please refer to our Articles of Incorporation and our Bylaws which are incorporated by reference from our registration statement on Form F-4 (Registration No. 333-224242), which was filed with the U.S. Securities and Exchange Commission on April 11, 2018. The Business Corporation Act of the Republic of the Marshall Islands, or the BCA, may also affect the terms of our capital stock.
We are offering 137,000,000 common shares and warrants to purchase 137,000,000 common shares in this offering pursuant to this prospectus supplement and the accompanying  prospectus and a securities purchase agreement dated January 8, 2021, or the "Securities Purchase Agreement", at a price of $0.19 per share.
Common Shares
The material terms of our common shares are set forth in the section entitled "Additional Information – Memorandum and Articles of Association" of our Annual Report for the year ended December 31, 2019 filed on March 31, 2020 and incorporated herein by reference. Our common shares are listed on the Nasdaq Capital Market under the symbol "CTRM." The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company LLC.
The Warrants
Together with the sale of common shares in this offering, we will issue and sell to the Investors in this offering warrants to purchase up to an aggregate of 137,000,000 common shares at an exercise price equal to $0.19 per share.
Exercisability. The Warrants are exercisable for a period of five years commencing on the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. No fractional common shares will be issued in connection with the exercise of a warrant.
Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.
Exchange Listing. There is no established trading market for any of the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.
Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction. In addition, we or the successor entity, at the request of warrant holders, will be obligated to purchase any unexercised portion of the warrants in accordance with the terms of such warrants.
Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder's ownership of our common shares, the holder of a Warrant will not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Warrant.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our Annual Report incorporated by reference herein.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common shares, as of January 8, 2021, held by each of our executive officers and directors and each person or entity that has reported the beneficial ownership of more than 5% of our issued and outstanding common shares set forth below.
Name	Number of Shares	Percentage Owned(1)
Thalassa(2)	1,124,094	0.5%
All executives, officers and directors as a group (excluding Petros Panagiotidis) (3)	-	-

(1) Percentages based on 227,462,376 common shares outstanding as of January 8, 2021.
(2) Thalassa Investment Co. S.A., or “Thalassa”, is a company wholly owned and controlled by Petros Panagiotidis, our Chairman, Chief Executive Officer and Chief Financial Officer. Thalassa also holds 12,000 Series B Preferred Shares. Each share of Series B Preferred Shares has the voting power of 100,000 common shares.
(3) The remaining directors and executive officers of the Company are Dionysios Makris and Georgios Daskalakis.
* The executive officers and directors that are not listed in this table each individually own less than 1% of our outstanding common shares.
Beneficial ownership is determined in accordance with the Commission’s rules. All of our shareholders, including the shareholders listed in the table below, are entitled to one vote for each common share held.
PLAN OF DISTRIBUTION
Pursuant to a placement agency agreement, dated January 8, 2021, or the “Placement Agency Agreement”, between us and the Placement Agent, we have engaged the Placement Agent to act as the exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities we are offering by this prospectus supplement, and are not required to arrange the purchase or sale of any specific number of shares or dollar amount, but the Placement Agent has agreed to use "reasonable best efforts" to arrange for the sale of the securities offered hereby.
Our agreement with the Placement Agent provides that the obligations of the Placement Agent are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates.

The Placement Agent shall arrange for the sale of the securities we are offering pursuant to this prospectus supplement to one or more Investors through a Securities Purchase Agreement directly between the Investors (acting severally and not jointly) and us. All of the securities offered hereby will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with prospective Investors and with reference to the prevailing market price of our securities, recent trends in such price and other factors. It is possible that not all of the securities we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale of the securities will be completed on or around the date indicated on the cover page of this prospectus supplement.
Under the Securities Purchase Agreement, we have agreed not to contract to issue or announce the issuance or proposed issuance of any securities or common share equivalents for 45 days following the closing of this offering with certain exceptions.
Fees and Expenses
We will pay the Placement Agent a placement agent fee equal to 7.0% of the aggregate purchase price of our securities sold in this offering. The following table shows the per share and accompanying warrant fees and the total cash fees we will pay to the Placement Agent in connection with the sale of the securities offered hereby, assuming the purchase of all of the securities we are offering.
	Per Share and Accompanying Warrant	Total
Public offering price	$0.1900	$26,030,000
Placement agent fees	$0.0133	$1,822,100
Proceeds to the Company before expenses	$0.1767	$24,207,900

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:
•	may not engage in any stabilization activity in connection with our securities; and
•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

We estimate that the total expenses of the offering payable by us, excluding the placement agent fees, will be approximately $240,000, which include up to $40,000 of legal fees and expenses that we have agreed to reimburse the placement agent in connection with this offering.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agent's website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by Investors.
The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agency Agreement and the Securities Purchase Agreement. A copy of the Securities Purchase Agreement with the purchasers will be included as an exhibit to our Current Report on Form 6-K filed or to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See "Information Incorporated by Reference" and "Where You Can Find More Information".
No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The Placement Agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.
Relationships
The Placement Agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement and the accompanying prospectus, we have no present arrangements with the Placement Agent for any further services.
Transfer Agent and Registrar
The registrar and transfer agent for our securities is American Stock Transfer & Trust Company, LLC.
Listing
Our securities currently trade on the Nasdaq under the symbol "CTRM" and on the Norwegian OTC, or the NOTC, under the symbol "CASTOR". There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.
SEC Filing Fee	$6,268
FINRA Fee	$8,607
Legal Fees and Expenses	$150,000
Accountants' Fees and Expenses	$20,000
Miscellaneous Costs	$55,125
Total *	$240,000

*All amounts are estimated, except the U.S. Securities and Exchange Commission registration fee of $12,120 and the Financial Industry Regulatory Authority filing of $15,500 covering all the securities being offered under the registration statement on Form F-3 (File No 333-232052) filed with the Commission with an effective date of June 21, 2019, of which this prospectus supplement and the accompanying prospectus forms a part, which were previously paid. We allocate the cost of this fee on an approximately pro-rata basis with each offering.  The SEC filing fee and the FINRA fee set forth in the table above also include the additional fees paid in connection with the filing of the registration statement on Form F-3MEF (File No 333-251957) filed with Commission with an effective date of January 8, 2021.
LEGAL MATTERS
The validity of the common shares offered hereby and other matters relating to Marshall Islands and United States law will be passed upon for us by Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004. Ellenoff Grossman & Schole LLP, New York, New York, is representing the Placement Agent in this offering.
EXPERTS
The consolidated financial statements incorporated in this prospectus supplement by reference from the Company's Annual Report have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., 15125 Maroussi, Athens, Greece.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports within the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our filings are also available on our website at http://www.castormaritime.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement. Further, other than as described below, the information contained in or accessible from the Commission's website is not part of this prospectus supplement and the accompanying prospectus.
Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede previously filed information, including information contained in this document.
This prospectus supplement incorporates by reference the following documents:

•
Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on March 31, 2020, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•
Report on Form 6-K to the Commission on September 11, 2020 which includes the unaudited consolidated interim financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company for the six months ended June 30, 2020 with the exclusion of Exhibit 99.2;

•	Report on Form 6-K furnished the Commission on October 1, 2020;
•	Report on Form 6-K furnished to the Commission on October 7, 2020;
•	Report on Form 6-K furnished to the Commission on October 14, 2020;
•	Report on Form 6-K furnished to the Commission on October 20, 2020;
•	Report on Form 6-K furnished to the Commission on October 23, 2020;
•	Report on Form 6-K furnished to the Commission on November 12, 2020 with the exclusion of the quote attributed to the Company's CEO;
•	Report on Form 6-K furnished to the Commission on November 16, 2020;
•	Report on Form 6-K furnished to the Commission on November 27, 2020;
•	Report on Form 6-K furnished to the Commission on December 31, 2020; and
•	Report on Form 6-K furnished to the Commission on December 31, 2020.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement (if they state that they are incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus is a part) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Placement Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a paper copy of our Commission filings, at no cost, by writing to or telephoning us at the following address:
Castor Maritime Inc.
223 Christodoulou Chatzipavlou Street
Hawaii Royal Garden
3036 Limassol, Cyprus
(+357) 25 357 767 (telephone number)
These reports may also be obtained on our website at www.castormaritime.com. None of the information on our website is a part of this prospectus supplement or the accompanying prospectus.
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Prospectus
$100,000,000
CASTOR MARITIME INC.
Common Shares, Preferred Share Purchase Rights, Preferred Shares,
Debt Securities, Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we may periodically offer:
(1)	our common shares (including preferred share purchase rights),
(2)	our preferred shares,
(3)	our debt securities,
(4)	our warrants,
(5)	our purchase contracts
(6)	our rights, and
(7)	our units.
The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.
The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
An investment in these securities involves a high degree of risk. See the section entitled “Risk Factors” on page 5 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 21, 2019.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	3
RISK FACTORS	4
SHARE HISTORY AND MARKETS	5
USE OF PROCEEDS	6
CAPITALIZATION	7
ENFORCEMENT OF CIVIL LIABILITIES	8
PLAN OF DISTRIBUTION	9
DESCRIPTION OF SHARE CAPITAL	11
DESCRIPTION OF DEBT SECURITIES	18
DESCRIPTION OF WARRANTS	24
DESCRIPTION OF PURCHASE CONTRACTS	25
DESCRIPTION OF RIGHTS	26
DESCRIPTION OF UNITS	27
EXPENSES	28
LEGAL MATTERS	28
EXPERTS	28
WHERE YOU CAN FIND ADDITIONAL INFORMATION	28

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell our common shares (including preferred share purchase rights), preferred shares, debt securities, warrants, purchase contracts and units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. We may file a prospectus supplement in the future that may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement we have filed with the Commission and do not contain all the information in the registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under the section entitled “Where You Can Find Additional Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Other than in the United States, no action has been taken by us or any underwriters that would permit a public offering of the common shares offered by this prospectus in any jurisdiction where action for that purpose is required. The common shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain matters discussed herein may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. This report and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this document, the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “project,” “likely,” “may,” “could” and similar expressions, terms, or phrases may identify forward-looking statements.
The forward-looking statements are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
In addition to these assumptions and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:
•	general dry bulk shipping market conditions, including fluctuations in charter rates and our Vessel’s value;
•	our future operating or financial results;
•	our ability to procure or have access to financing, our liquidity and the adequacy of cash flows for our operations;
•	our ability to successfully employ our Vessel;
•	changes in demand in the dry bulk shipping industry, including the market for our Vessel;
•	changes in our operating expenses, including bunker prices, dry docking and insurance costs;
•	our ability to meet requirements for additional capital and financing to grow our business;
•	planned or pending acquisitions, business strategy and expected capital spending or operating expenses, including dry-docking, surveys, upgrades and insurance costs;
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	our expectations regarding the availability of vessel acquisitions and our ability to complete acquisition transactions as planned;
•	Vessel breakdowns and instances of off-hire;
•	potential conflicts of interest involving members of our board of directors, or the Board, and senior management;
•	potential liability from pending or future litigation;
•	potential exposure or loss from investment in derivative instruments;
•	forecasts of our ability to make cash distributions on our common units or any increases in our cash distributions
•	our ability to make additional borrowings and to access debt and equity markets
•	the strength of world economies;
•	stability of Europe and the Euro;
•	fluctuations in interest rates and foreign exchange rates;
•	changes in seaborne and other transportation;
•	our anticipated incremental general and administrative expenses as a publicly traded company and our fees and expenses payable under the Vessel management agreement with our Manager;
•	general domestic and international political conditions;
•	our business strategy and other plans and objectives for future operations;
•	termination dates and extensions of charters; and
•	potential disruption of shipping routes due to accidents or political events.
Any forward-looking statements contained herein are made only as of the date of this prospectus, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

PROSPECTUS SUMMARY
This summary provides an overview of our company and our business. This summary is not complete and does not contain all of the information you should consider before purchasing our securities. You should carefully read all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the “Risk Factors” and our consolidated financial statements and related notes contained herein and therein, before making an investment decision. Unless we specify otherwise, all references in this prospectus to “we,” “our,” “us” and the “Company” refer to Castor Maritime Inc. We use the term deadweight, or “dwt,” in describing the size of our Vessel. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

Our Company
We are a growth-oriented global shipping company engaged in the seaborne transportation of a wide range of dry bulk commodities including, among others, iron ore, coal and grain, collectively referred to as "major bulks," and steel products, fertilizers, cement, bauxite, sugar and scrap metal, collectively referred to as "minor bulks". We were incorporated in the Republic of the Marshall Islands on September 11, 2017.
On September 22, 2017, we entered into an all-share exchange transaction (the "Magic P Purchase Transaction") pursuant to which we acquired 100% of the issued and outstanding capital stock of our sole wholly-owned subsidiary Spetses Shipping Co. ("Spetses"), a Marshall Islands corporation, which owns a 76,453 dwt drybulk carrier, the Magic P, or our Vessel. The consideration for the Magic P Purchase transaction involved the issuance of 2,400,000 common shares, 480,000 9.75% Series A Cumulative Redeemable Perpetual Preferred Shares (the "Series A Preferred Shares") and 12,000 non-interest bearing Series B Preferred Shares (the "Series B Preferred Shares") to the then existing shareholders of Spetses.
Our Fleet
Our Fleet is currently comprised of our Vessel. The following table summarizes key information about our Vessel as of the date of this prospectus:
Vessel Name	Year Built	Type of Charter	Capacity (dwt)	Delivered to Castor	Earliest Charter Expiration	Latest Charter Expiration
Magic P	2004	Time Charter	76,453	September 2017	August 2019	November 2019 (1)

(1) ) On March 12, 2019, the Magic P commenced employment under a time charter with Oldendorff Carriers GMBH & Co KG Luebeck at a gross charter rate of $11,250 per day (for the first 30-day period, the daily gross rate was $9,000 per day). The respective charter has a minimum term of five (5) months, up to a maximum term of eight (8) months (plus or minus fifteen days).
Ship Management
The ship management of our Vessel is provided by Pavimar, a company controlled by Ismini Panagiotidis, the sister of our Chairman, Chief Executive Officer and Chief Financial Officer, Petros Panagiotidis. Under the management agreement, Pavimar provides us with a wide range of shipping services such as crew management, technical management, operational employment management, insurance arrangements, provisioning, bunkering, accounting services, general administration and audit support.  From December 16, 2017, onwards and for a period of two years thereof, the fixed daily management fee of our Vessel is $320, at which time the daily management fee may be revised.

RISK FACTORS
An investment in our securities involves a high degree of risk.  You should carefully consider the risks set forth below and the discussion of risks under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended September 30, 2018, as amended, filed with the Commission on January 31, 2019, and the other documents which are incorporated by reference in this prospectus, before making an investment in our securities.  Please see the section of this prospectus entitled “Where You Can Find Additional Information—Information Incorporated by Reference.”  In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.
We may issue additional common shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common shares.

We may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions, repayment of future outstanding indebtedness or payment of dividends under our preferred class of shares, without shareholder approval, in a number of circumstances.
Our issuance of additional common shares or other equity securities of equal or senior rank would have the following effects:
•	our existing shareholders' proportionate ownership interest in us may decrease;
•	the amount of cash available for dividends payable on our common shares may decrease;
•	the relative voting strength of each previously outstanding common share may be diminished; and
•	the market price of our common shares may decline.

SHARE HISTORY AND MARKETS
Share History
On September 22, 2017, we entered into an exchange agreement, or the Exchange Agreement, with Spetses and its shareholders.  Under the terms of the Exchange Agreement, we issued 2,400,000 common shares, 480,000 Series A Preferred Shares and 12,000 Series B Preferred Shares of the Company in exchange for all of the issued and outstanding common shares of Spetses.
On November 21, 2017, we declared a dividend of one preferred share purchase right for each outstanding common share and adopted a shareholder rights plan, as set forth in a Stockholders Rights Agreement dated as of November 20, 2017, by and between us and American Stock Transfer & Trust Company, LLC, as rights agent. For more information, please see “—Stockholders Rights Agreement” herein. In connection with the Stockholders Rights Agreement, we designated 1,000,000 shares as Series C Participating Preferred Stock, none of which are outstanding as of the date of this prospectus.
Markets
On December 21, 2018, our common shares, par value $0.001, were registered for trading on the Norwegian OTC (the “NOTC”) with ticker symbol “CASTOR”.  On February 11, 2019, our common shares began trading on the NASDAQ Capital Market under the ticker symbol “CTRM”.

USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we may use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, working capital, to make vessel or other asset acquisitions or for general corporate purposes or a combination thereof.

CAPITALIZATION
Each prospectus supplement will include information on the Company's consolidated capitalization.

ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated under the laws of the Republic of the Marshall Islands, and substantially all of our assets are located outside of the United States. Our principal executive office is located in Cyprus. In addition, all of our directors and officers are non-residents of the United States, and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States if you believe that your rights have been infringed under securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Republic of the Marshall Islands and of other jurisdictions may prevent or restrict you from enforcing a judgment against our assets or our directors and officers. Although you may bring an original action against us or our affiliates in the courts of the Marshall Islands, and the courts of the Marshall Islands may impose civil liability, including monetary damages, against us or our affiliates for a cause of action arising under Marshall Islands law, it may be impracticable for you to do so.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell some or all of the securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.  As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares.  However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to the securities offered and sold under this Registration Statement.
If more than five percent (5%) of the net proceeds of any offering of common shares made under this prospectus will be received by a Financial Industry Regulatory Authority, or FINRA, member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SHARE CAPITAL
Authorized Capitalization
Under our articles of incorporation, our authorized capital stock consists of 1,950,000,000 common shares, par value $0.001 per share, of which 2,400,000 common shares are issued and outstanding and 50,000,000 preferred shares, par value $0.001 per share, of which 480,000 Series A Preferred Shares and 12,000 Series B Preferred Shares are issued and outstanding.
Share History
On September 22, 2017, we entered into an exchange agreement, or the Exchange Agreement, with Spetses and its shareholders.  Under the terms of the Exchange Agreement, we issued 2,400,000 common shares 480,000 Series A Preferred Shares and 12,000 Series B Preferred Shares of the Company in exchange for all of the issued and outstanding common shares of Spetses.
On November 21, 2017, we declared a dividend of one preferred share purchase right for each outstanding common share and adopted a shareholder rights plan, as set forth in a Stockholders Rights Agreement dated as of November 20, 2017, by and between us and American Stock Transfer & Trust Company, LLC, as rights agent. For more information, please see “—Stockholders Rights Agreement” herein. In connection with the Stockholders Rights Agreement, we designated 1,000,000 shares as Series C Participating Preferred Stock, none of which are outstanding as of the date of this prospectus.
Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our Board out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common shares are entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or pre-emptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common shares are subject to the rights of the holders of any preferred shares, which we have issued in the past or which we may issue in the future.
Preferred Shares
Our articles of incorporation authorize our Board to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•	the designation of the series;
•	the number of shares of the series;
•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and
•	the voting rights, if any, of the holders of the series.
Description of Series A Preferred Shares
On September 22, 2017, we issued 480,000 Series A Preferred Shares to the shareholders of Spetses, under the Exchange Agreement.
The Series A Preferred Shares entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our Board out of legally available funds for such purpose.  Each Series A Preferred Share has a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. See “—Liquidation Rights.”

The Series A Preferred Shares represent perpetual equity interests in us and, unlike indebtedness, will not give rise to a claim for payment of a principal amount at a particular date.   As such, the Series A Preferred Shares will rank junior to any future indebtedness and other liabilities with respect to assets available to satisfy claims against us.
Ranking
The Series A Preferred Shares rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, senior to our common shares, our Series B Preferred Shares and to each other class or series of capital stock established after the original issue date of the Series A Preferred Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Junior Stock”).
We may issue additional common shares, additional Series A Preferred Shares and Junior Stock.  Except as described in the Series A Preferred Shares Statement of Designation, the Board has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series of Junior Stock before the issuance of any shares of that series.  The Board shall also determine the number of shares constitution each series of securities.
Dividends
General
Holders of the Series A Preferred Shares will be entitled to receive, when, as and if declared by our Board out of legally available funds for such purpose, cumulative cash dividends from September 22, 2017.
Dividend Rate
Dividends on Series A Preferred Shares are cumulative, commencing on September 22, 2017, and payable on each Dividend Payment Date, commencing December 15, 2017, when, as and if declared by our Board or any authorized committee thereof out of legally available funds for such purpose. Dividends on the Series A Preferred Shares accrue at a rate of 9.75% per annum per Series A Preferred Share.
In the event that any semi-annual dividend payable on the Series A Preferred Shares is in arrears, the Dividend Rate payable on the Series A Preferred Shares increases to a rate that is 1.30 times the Dividend Rate payable on the Series A Preferred Shares as of the close of business on the day immediately preceding the Dividend Payment Date, and in any subsequent Dividend Payment Date the Dividend Rate payable shall increase to a rate that is 1.30 times the Dividend Rate payable on the Series A Preferred Shares as in effect as of the close of business on the day immediately preceding such Dividend Payment Date until Dividend Payment Default is cured.
Dividend Payment Dates
The “Dividend Payment Dates” for the Series A Preferred Shares is June 15 and December 15, commencing December 15, 2017. Dividends will accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period. If any Dividend Payment Date otherwise would fall on a day that is not a Business Day, declared dividends will be paid on the immediately succeeding Business Day without the accumulation of additional dividends. Dividends on the Series A Preferred Shares will be payable based on a 360-day year consisting of twelve 30-day months.
“Business Day” means a day on which NASDAQ is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required by law to close.
Payment of Dividends
Not later than the close of business, New York City time, on each Dividend Payment Date, we will pay those dividends, if any, on the Series A Preferred Shares that have been declared by our Board to the holders of such shares as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (the “Record Date”), will be the Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date as may be designated by our Board in accordance with our Bylaws then in effect and the Statement of Designation.

No dividend may be declared or paid or set apart for payment on any Junior Stock (other than a dividend payable solely in shares of Junior Stock) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series A Preferred Shares for all prior and the then-ending dividend periods. In addition, in the event that full cumulative dividends on the Series A Preferred Shares have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Shares except pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Shares. Common stock and any other Junior Stock may not be redeemed, repurchased or otherwise acquired unless full cumulative dividends on the Series A Preferred Shares for all prior and the then-ending dividend periods have been paid or declared and set apart for payment.
Accumulated dividends in arrears for any past dividend period may be declared by our Board and paid on any date fixed by our Board, whether or not a Dividend Payment Date, to holders of the Series A Preferred Shares on the record date for such payment, which may not be more than 60 days, nor less than 5 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series A Preferred Shares have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective Dividend Payment Dates, commencing with the earliest. If less than all dividends payable with respect to all Series A Preferred Shares are paid, any partial payment will be made pro rata with respect to the Series A Preferred Shares entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series A Preferred Shares will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series A Preferred Shares.
Liquidation Rights
The holders of outstanding Series A Preferred Shares will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common stock or any other Junior Stock. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the outstanding Series A Preferred Shares are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series A Preferred Shares, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series A Preferred Shares, our remaining assets and funds will be distributed among the holders of the common stock and any other Junior Stock then outstanding according to their respective rights.
Voting Rights
The Series A Preferred Shares have no voting rights except as provided by Marshall Islands law.  Unless the Company shall have received the affirmative vote or consents of the Holders of at least two thirds of the outstanding Series A Preferred Shares, voting as a single class, the Company may not adopt any amendment to the Articles of Incorporation that adversely alters the preferences, powers or rights of the Series A Preferred Shares.
Redemption
Optional Redemption
We have the right at any time on or after March 22, 2018 to redeem the Series A Preferred Shares, in whole or from time to time in part, from any funds available for such purpose. Any such redemption shall occur on a date set by the Company, or the Redemption Date.
Redemption Procedures
(a) Redemption Price. The Company may redeem each share of Series A Preferred Shares at an amount equal to $25.00 per Series A Preferred Share in cash plus an amount equal to accumulated and unpaid dividends as of the Redemption Date, whether or not declared, or the Redemption Price.  The Redemption Price may be paid in cash, common shares or a note as shall be determined in the Company’s sole discretion.  If paid in common shares, the price of the common shares will be 90% of the lowest daily volume weighted average price on any trading day during the 5 consecutive trading day period ending and including the trading day immediately prior to the date of the applicable Redemption Date.
Notwithstanding any other provisions herein, the holder of Series A Preferred Shares shall not acquire, or be obligated or have the right to acquire, any common share pursuant to an optional redemption which, when aggregated with all other common shares then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Holder and its Affiliates, would result in the beneficial ownership by the holder of Series A Preferred Shares of more than 4.9% of the then issued and outstanding common shares, or the Ownership Limitation.  If the Company issues a Redemption Notice that would cause the aggregate number of common shares then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the holder of Series A Preferred Shares and its affiliates to exceed the Ownership Limitation, such Redemption Notice shall be void ab initio to the extent of the amount by which the number of common shares otherwise issuable pursuant to such Redemption Notice, together with all common shares then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the holder of Series A Preferred Shares and its affiliates, would exceed the Ownership Limitation.  Upon the written or oral request of the holder of Series A Preferred Shares, the Company shall promptly confirm orally or in writing to the holder of Series A Preferred Shares the number of common shares then outstanding. The holder of Series A Preferred Shares and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof.  The holder’s of Series A Preferred Shares written certification to the Company of the applicability of the Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. Upon delivery of a written notice to the Company, the holder of Series A Preferred Shares may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Ownership Limitation to any other amount of common shares not in excess of 9.99% of the then issued and outstanding shares of common shares as specified in such notice; provided that any such increase in the Ownership Limitation will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company.

(b) Redemption Notice. The Company shall give notice of any redemption by mail not less than 30 days and not more than 60 days before the scheduled Redemption Date, to the holder of Series A Preferred Shares of record (as of 4:59 p.m. New York City time on the Business Day next preceding the day on which notice is given) of any Series A Preferred Shares to be redeemed as such holders’ names appear on the Company’s stock transfer books maintained by the Registrar and Transfer Agent and at the address of such holders shown therein. Such notice, or the Redemption Notice shall state: (1) the Redemption Date, (2) the number of Series A Preferred Shares to be redeemed and, if less than all outstanding Series A Preferred Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such Holder, (3) the Redemption Price, (4) the place where the Series A Preferred Shares is to be redeemed and shall be presented and surrendered for payment of the Redemption Price therefor and (5) that dividends on the stock to be redeemed shall cease to accumulate from and after such Redemption Date.
(c)   Effect of Redemption; Partial Redemption. If the Company elects to redeem less than all of the outstanding Series A Preferred Shares, the number of shares to be redeemed shall be determined by the Company, and such shares shall be redeemed pro rata or by lot, with adjustments to avoid redemption of fractional shares.  The Company shall give notice, or cause notice to be given, to the holders of the number of shares of Series A Preferred Shares to be redeemed, and the Company shall determine the number of Series A Preferred Shares to be redeemed from the account of each of its participants holding such shares in its participant account. The aggregate Redemption Price for any such partial redemption of the outstanding Series A Preferred Shares shall be allocated correspondingly among the redeemed Series A Preferred Shares. The Series A Preferred Shares not redeemed shall remain outstanding and subject to all the terms provided in this Statement of Designation.
(d) Redemption Funds. If the Company gives or causes to be given a Redemption Notice, the Company shall deposit with the paying agent funds sufficient to redeem the Series A Preferred Shares as to which such Redemption Notice shall have been given, no later than 4:59 p.m. New York City time on the Business Day immediately preceding the Redemption Date, and shall give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Shares to be redeemed upon surrender or deemed surrender of the certificates therefor. If the Redemption Notice shall have been given, from and after the Redemption Date, unless the Company defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Redemption Notice, all dividends on such Series A Preferred Shares to be redeemed shall cease to accumulate and all rights of Holders of such shares as the Company’s shareholders shall cease, except the right to receive the Redemption Price, and such shares shall not thereafter be transferred on Company’s stock transfer books or be deemed to be outstanding for any purpose whatsoever. The Company shall be entitled to receive from the paying agent the interest income, if any, earned on such funds deposited with the paying agent (to the extent that such interest income is not required to pay the Redemption Price of the Series A Preferred Shares to be redeemed), and the holders of any shares so redeemed shall have no claim to any such interest income. Any funds deposited with the paying agent hereunder by the Company for any reason, including, but not limited to, redemption of Series A Preferred Shares, that remain unclaimed or unpaid after two years after the applicable Redemption Date or other payment date, shall be, to the extent permitted by law, repaid to the Company upon its written request after which repayment the holders of the Series A Preferred Shares entitled to such redemption or other payment shall have recourse only to the Company. Notwithstanding any Redemption Notice, there shall be no redemption of any Series A Preferred Shares called for redemption until funds sufficient to pay the full Redemption Price of such shares shall have been deposited by the Company with the paying agent.
(e) Certificate. If only a portion of the Series A Preferred Shares represented by a certificate shall have been called for redemption, upon surrender of the certificate to the Paying Agent, the Paying Agent shall issue to the Holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of shares of Series A Preferred Shares represented by the surrendered certificate that have not been called for redemption.

Description of Series B Preferred Shares
On September 22, 2017, we issued 12,000 Series B Preferred Shares to Thalassa, a company wholly owned and controlled by our Chairman, Chief Executive Officer and Chief Financial Officer, Petros Panagiotidis, under the Exchange Agreement. Each Series B Preferred Share has the voting power of one hundred thousand (100,000) common shares.
The Series B Preferred Stock has the following characteristics:
Conversion. The Series B Preferred Shares are not convertible into common shares.
Voting. Each Series B Preferred Share has the voting power of 100,000 common shares and shall count for 100,000 votes for purposes of determining quorum at a meeting of shareholders.
Distributions. The Series B Preferred Shares shall have no dividend or distribution rights.
Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, the Series B Preferred Shares shall have the same liquidation rights as the common shares.
Stockholders Rights Agreement
On November 21, 2017, our Board declared a dividend of one preferred share purchase right, or a Right, for each outstanding common share and adopted a shareholder rights plan, as set forth in the Stockholders Rights Agreement dated as of November 20, 2017, or the Rights Agreement, by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.
The Board adopted the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding common shares without the approval of our Board. If a shareholder’s beneficial ownership of our common shares as of the time of the public announcement of the rights plan and associated dividend declaration is at or above the applicable threshold, that shareholder’s then-existing ownership percentage would be grandfathered, but the rights would become exercisable if at any time after such announcement, the shareholder increases its ownership percentage by 1% or more.  Our Chairman, Chief Executive Officer and Chief Financial Officer, Petros Panagiotidis, is exempt from these provisions.
The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our Board. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our Board can approve a redemption of the Rights for a permitted offer, the Rights should not interfere with a merger or other business combination approved by our Board.
For those interested in the specific terms of the Rights Agreement, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which is an exhibit to this annual report.  The foregoing description of the Rights Agreement is qualified in its entirety by reference to such exhibit.
The Rights. The Rights trade with, and are inseparable from, our common shares. The Rights are evidenced only by certificates that represent our common shares. New Rights will accompany any new common shares of the Company issued after November 21, 2017 until the Distribution Date described below.
Exercise Price. Each Right allows its holder to purchase from the Company one one-thousandth of a share of Series C Participating Preferred Stock, or a Series C Preferred Share, for $15.00, or the Exercise Price, once the Rights become exercisable. This portion of a Series C Preferred Share will give the shareholder approximately the same dividend, voting and liquidation rights as would one common share. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.
Exercisability. The Rights are not exercisable until ten days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of our outstanding common shares.  Except our Chairman, Chief Executive Officer and Chief Financial Officer, Petros Panagiotidis, is exempt from being the “Acquiring Person”.
Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying common shares or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended— are treated as beneficial ownership of the number of our common shares equivalent to the economic exposure created by the derivative position, to the extent our actual common shares are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

For persons who, prior to the time of public announcement of the Rights Agreement, beneficially own 15% or more of our outstanding common shares, the Rights Agreement “grandfathers” their current level of ownership, so long as they do not purchase additional shares in excess of certain limitations.
The date when the Rights become exercisable is the “Distribution Date.” Until that date, our common share certificates (or, in the case of uncertificated shares, by notations in the book-entry account system) will also evidence the Rights, and any transfer of our common shares will constitute a transfer of Rights. After that date, the Rights will separate from our common shares and will be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of our common shares. Any Rights held by an Acquiring Person are null and void and may not be exercised.
Series C Preferred Share Provisions

Each one one-thousandth of a Series C Preferred Share, if issued, will, among other things:
•	not be redeemable;
•
entitle holders to quarterly dividend payments in an amount per share equal to the aggregate per share amount of all cash dividends, and the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in our common shares or a subdivision of the our outstanding common shares (by reclassification or otherwise), declared on our common shares since the immediately preceding quarterly dividend payment date; and

•	entitle holders to one vote on all matters submitted to a vote of the shareholders of the Company.
The value of one one-thousandth interest in a Series C Preferred Share should approximate the value of one common share.
Consequences of a Person or Group Becoming an Acquiring Person.

Flip In.  If an Acquiring Person obtains beneficial ownership of 15% or more of our common shares, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of our common shares (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.
Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.
Flip Over. If, after an Acquiring Person obtains 15% or more of our common shares, (i) the Company merges into another entity; (ii) an acquiring entity merges into the Company; or (iii) the Company sells or transfers 50% or more of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of our common shares of the person engaging in the transaction having a then-current market value of twice the Exercise Price.
Notional Shares. Shares held by affiliates and associates of an Acquiring Person, including certain entities in which the Acquiring Person beneficially owns a majority of the equity securities, and Notional Common Shares (as defined in the Rights Agreement) held by counterparties to a Derivatives Contract (as defined in the Rights Agreement) with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.
Redemption. The Board may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of the Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if the Company has a stock dividend or a stock split.
Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common shares, the Board may extinguish the Rights by exchanging one common share or an equivalent security for each Right, other than Rights held by the Acquiring Person. In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to one common share.

Expiration. The Rights expire on the earliest of (i) November 21, 2027; or (ii) the redemption or exchange of the Rights as described above.
Anti-Dilution Provisions. The Board may adjust the purchase price of the Series C Preferred Shares, the number of Series C Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Series C Preferred Shares or our common shares. No adjustments to the Exercise Price of less than 1% will be made.
Amendments. The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights, with certain exceptions, in order to (i) cure any ambiguities; (ii) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with any other provision therein; (iii) shorten or lengthen any time period pursuant to the Rights Agreement; or (iv) make changes that do not adversely affect the interests of holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).
Taxes. The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, shareholders may recognize taxable income.
Listing
Our common shares are listed on the NASDAQ Capital Market and the NOTC under the ticker symbols “CTRM” and “CASTOR”, respectively.
Transfer agent
The registrar and transfer agent for our common shares is American Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto).  The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the Commission under the Exchange Act as “subsequent filings.”  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued.  The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above.  Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount.  United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt.  The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture.  Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.

Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.  Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which
•	continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., as DTC's nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any of our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the number and type of our securities purchasable upon exercise of such warrants;
•	the price at which our securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities.  The applicable prospectus supplement will describe the terms of the offered units.  We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee		$12,120
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
FINRA fee	$	*
NASDAQ Supplemental Listing Fee	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of United States and Marshall Islands law.
EXPERTS
The consolidated financial statements, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F, for the year ended September 30,2018 have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 24, Greece.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. You may read and copy any document that we file at the public reference room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the Commission's Public Reference Room in Washington, D.C., as well as through the Commission's website.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below:
•
Current Report on Form 6-K dated June 4, 2019, which includes the unaudited condensed consolidated interim financial statements and related Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company for the six months ended March 31, 2019.

•	The description of the preferred share purchase rights set forth in our Registration Statement on Form 8-A, filed with the Commission March 21, 2019.
•	The description of our common share set forth in our Registration Statement on Form 8-A, filed with the Commission on February 6, 2019, as amended.
•	Annual Report on Form 20-F for the year ended Annual Report on Form 20-F for the year ended September 30, 2018, as amended, filed with the Commission on January 31, 2019.
•
Exhibits 3.3, 3.4 and 3.5 of the Form F-4 Registration Statement declared effective on May 2, 2018, which contain the Statements of Designations of the Series A, Series B and Series C Preferred Shares of the Company, respectively.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and subsequent filings. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by oral or written request to the following address:
Castor Maritime Inc.
Attn: Petros Panagiotidis
Christodoulou Chatzipavlou 223
Hawaii Royal Gardens, Apart. 16
3036 Limassol
Cyprus
+ 357 25 357 767
www.castormaritime.com
Information provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a “Management's Discussion and Analysis of Financial Condition and Results of Operations” section for the relevant periods. As a “foreign private issuer,” we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NASDAQ, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

137,000,000 Common Shares and
Warrants to Purchase Up to 137,000,000 Common Shares

Prospectus Supplement

Maxim Group LLC